Fresh Del Monte Produce Inc.
For information, contact:
Christine Cannella
Assistant Vice President, Investor Relations
305-520-8433

FOR IMMEDIATE RELEASE

Fresh Del Monte Produce Announces Share Repurchase Program

CORAL GABLES, Fla. - July 29, 2015 - Fresh Del Monte Produce Inc. (NYSE: FDP) announced today that its Board of Directors, at their July 29, 2015 board meeting, approved a three-year share repurchase program of up to $300 million of the Company's ordinary shares, which will expire on July 29, 2018. The share repurchase program announced today is in addition to the Company's existing three-year repurchasing program of $300 million, which is set to expire on May 1, 2016.

About Fresh Del Monte Produce Inc.
Fresh Del Monte Produce Inc. is one of the world's leading vertically integrated producers, marketers and distributors of high-quality fresh and fresh-cut fruit and vegetables, as well as a leading producer and distributor of prepared food in Europe, Africa, the Middle East and the countries formerly part of the Soviet Union. Fresh Del Monte markets its products worldwide under the Del Monte® brand, a symbol of product innovation, quality, freshness and reliability for more than 100 years.

Forward-looking Information
This press release contains certain forward-looking statements regarding the intents, beliefs or current expectations of the Company or its officers with respect to various matters. These forward-looking statements are based on information currently available to the Company and the Company assumes no obligation to update these statements. It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The Company's actual results may differ materially from those in the forward-looking statements as a result of various important factors, including those described under the caption “Key Information - Risk Factors” in Fresh Del Monte Produce Inc.'s Annual Report on Form 10-K for the year ended December 26, 2014, along with other reports that the Company has on file with the Securities and Exchange Commission.

Note to the Editor: This release and other press releases are available on the Company's web site, www.freshdelmonte.com.

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